UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 16, 2004

Commission File No. 000-27163

KANA Software, Inc.

(Exact name of the Registrant as Specified in its Charter)

Delaware	77-0435679
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

181 Constitution Drive, Menlo Park, CA	94025
(Address of principal executive offices)	(Zip code)

(650) 614-8300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Item 4. Changes in Registrant’s Certifying Accountant.

On July 16, 2004, PricewaterhouseCoopers LLP (“PWC”) notified KANA Software, Inc. (the “Company”) that it will resign as the Company’s independent registered public accounting firm upon completion of services related to the June 30, 2004 interim financial statements.

PWC has not included, in their report on the Company’s financial statements as of December 31, 2003 and 2002 and for the years then ended, an adverse opinion or a disclaimer of opinion, or a qualification or modification as to uncertainty, audit scope, or accounting principle.

During the two most recent fiscal years of the Company ended December 31, 2003, and the subsequent period from January 1, 2004 through July 16, 2004, there were (i) no disagreements between the Company and PWC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to PWC’s satisfaction, would have caused PWC to make reference to the subject matter of the disagreement in connection with its reports on the Company’s financial statements as of and for the years ended December 31, 2003 and 2002 and (ii) no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

The Company has authorized PWC to respond fully to the inquiries of the successor independent auditor.

The Company provided PWC with a copy of the foregoing disclosures. Attached as Exhibit 16.1 is a copy of PWC’s letter, dated July 22, 2004, stating whether it agrees with such statements.

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Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Exhibits.

Exhibit No.	Exhibit Title

16.1	Letter addressed to the Securities and Exchange Commission, dated July 22, 2004, from PricewaterhouseCoopers LLP regarding the statements made by the Registrant in Item 4 of this report.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KANA Software, Inc.

By:	/s/ MICHELLE PHILPOT
Michelle Philpot Acting Chief Financial Officer

Date: July 22, 2004

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EXHIBIT INDEX

Exhibit No.	Exhibit Title

16.1	Letter addressed to the Securities and Exchange Commission, dated July 22, 2004, from PricewaterhouseCoopers LLP regarding the statements made by the Registrant in Item 4 of this report.

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